Exhibit 1(i) under Form N-1A
                                          Exhibit 3(a) under Item 601/Reg. S-K

                                      AMENDED
                             ARTICLES OF INCORPORATION
                                        OF
                             COURT STREET FUNDS, INC.

     The undersigned, C. GRANT ANDERSON, whose post office address is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, being at least eighteen years of age, does under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, hereby form a corporation.
FIRST:    The name of the corporation is Court Street Funds, Inc.
          ("Corporation").
SECOND: The purpose for which the Corporation is formed is to act as an open-end investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 as amended (the "1940 Act") and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force.
THIRD: The post office address of the principal office of the Corporation in the State of Maryland is: c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, which is a corporation organized and existing under the laws of the State of Maryland, the address of which is 32 South Street, Baltimore, Maryland 21202.
FOURTH:   (a)  The Corporation is authorized to issue five billion
               (5,000,000,000) shares of common stock, par value $.0001 per share.  The aggregate par value of all shares which the
               Corporation is authorized to issue is Five Hundred Thousand
               ($500,000).  Subject to the following paragraph, the authorized shares are classified as one billion (1,000,000,000) shares of the Court Street Equity Fund, one billion (1,000,000,000)
               shares of the Court Street Intermediate U.S. Government Bond
               Fund, and one billion (1,000,000,000) shares of the Court
               Street Short-Term Bond Fund.  The remaining two billion
               (1,000,000,000) shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.
          (b)  The Board of Directors is authorized to classify or to reclassify (i.e., into series and classes within series), from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends,
               qualifications or terms and conditions of or rights to require redemption of the stock.
               Unless otherwise provided by the Board of Directors prior to the issuance of the stock, the shares of any and all classes of stock shall be subject to the following:
                (i) The Board of Directors may redesignate a class of stock whether or not shares of such class are issued and outstanding, provided that such redesignation does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class of stock.
               (ii) The assets attributable to each class may be invested in a common investment portfolio. The assets and liabilities of each series and the income and expenses of each class of the Corporation's stock shall be determined separately and, accordingly, the net asset value of shares of the Corporation's stock may vary from class to class. The income or gain and the expense or liabilities of the Corporation shall be allocated to each class of stock as determined by or under the direction of the Board of Directors.
               (iii)     Shares of each class of stock shall be entitled to
                    such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that series, reflecting expenses attributable to such class.
               (iv) In the event of the liquidation or dissolution of the
                    Corporation, the stockholders of each class of the
                    Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, the assets attributable to that class less the liabilities or expenses allocated to that class. The assets so distributable to the stockholders of a class shall be distributed among such stockholders in proportion to the number of shares of that class held by them multiplied by the net asset value of a share of such class on the date of determination and recorded on the books of the Corporation. In the event that there are any assets available for distribution that are not attributable to any particular class of stock, such assets shall be allocated to all classes in proportion to the net asset value of the respective classes.
               (v)  All holders of shares of stock shall vote as a single class except as may be otherwise required by law pursuant to the 1940 Act or any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, and except with respect to any matter which affects only one or more series or classes of stock, in which case only the holders of shares of the series or classes affected shall be entitled to vote.
          (c)  The Corporation may issue fractional shares.  Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.
FIFTH:    (a)  The number of Directors of the Corporation shall initially be four.
               The number may be changed by the By-Laws of the Corporation or by the Board of Directors pursuant to the By-Laws.
          (b)  The name of the Directors who shall act until the initial meeting of shareholders and until their successors are elected and qualify, are:
                                     Edward C. Gonzales
                                      George D. McKeon
                                        Gary Mozenter
                                       Richard Seidel
SIXTH:    (a)  To the extent the Corporation has funds or property legally available therefor, each shareholder shall have the right at such times as may be permitted by the Corporation, but no less frequently than as required under the 1940 Act, to require the Corporation to redeem all or any part of its shares at a redemption price equal to the net asset value per share next determined after the shares are tendered for redemption, less any applicable redemption fee or deferred and/or contingent deferred sales charge as determined by the Board of Directors.
               The Board of Directors may adopt requirements and procedures for redemption of shares.
               Notwithstanding the foregoing, the Corporation may postpone payment or deposit of the redemption price and may suspend the right of the shareholders to require the Corporation to redeem shares of any series or class pursuant to the applicable rules and regulations, or any order, of the Securities and Exchange
               Commission.
          (b)  The Corporation shall have the right, exercisable at the discretion of the Board of Directors, to redeem any shareholder's shares of any series or class for their then current net asset value per share if at such time the shareholder owns shares having an aggregate net asset value of less than $500 or such lesser or greater amount for such series or class set forth in the current registration statement of the Corporation filed with the Securities and Exchange Commission, or regardless of the amount, if a shareholder fails to supply a valid taxpayer identification number.
          (c)  Each share is subject to redemption by the Corporation at the redemption price computed in the manner set forth in subparagraph (a) of Article SIXTH of these Articles of Incorporation at any time if the Board of Directors, in its sole discretion, determines that failure to so redeem may result in a material adverse impact on the Corporation or its shareholders.
SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the Directors and shareholders:
          (a)  No shareholder shall have any pre-emptive or preferential right of subscription to any shares of any series or class whether now or hereafter authorized.
           (b) The presence in person or by proxy of the holders of (a) one-
               half of the shares of stock of the Corporation on all matters requiring a Majority Shareholder Vote, as defined in the Investment Company Act of 1940, or (b) one-third of shares of stock of the Corporation on all other matters permitted by law, in each case, entitled to vote without regard to class shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the separate approval of one or more series or classes of stock, in which case the presence in person or by proxy of the holders of one-half or one-third, as set forth above, of the shares of stock of each series or class entitled to vote separately on the matter shall constitute a quorum.
          (c)  In addition to its other powers explicitly or implicitly granted under these Articles of Incorporation, by law or otherwise, the Board of Directors of the Corporation (i) is expressly authorized to make, alter, amend or repeal the By-
               Laws of the Corporation, (ii) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders, and no shareholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by the Board of Directors of the Corporation, (iii) is empowered to authorize, without shareholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized on such terms and for such consideration as the Board of Directors may determine, and (iv) is authorized to adopt procedures for determination of and, to the extent deemed desirable by the Board of Directors, to maintain constant the net asset value of shares of the Corporation's stock.
          (d)  Notwithstanding any provision of the laws of the State of
               Maryland requiring a greater proportion than a majority of the votes of any or all series or classes of shares entitled to be cast to take or authorize any action, the Corporation shall, except to the extent otherwise required by the 1940 Act, take or authorize any such action that otherwise requires a greater proportion of votes upon the concurrence of a majority of all the votes entitled to be cast upon the matter.
          (e)  The Corporation shall take or authorize any action permitted by the laws of the State of Maryland to be taken upon the concurrence of a majority of shareholders present and voting thereon.
          (f)  The Corporation reserves the right from time to time to make any amendment of its Charter now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding shares or any series or class.


          (g)  The Board of Directors is expressly authorized to declare and pay dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor, at such intervals (which may be as frequently as daily) or on such other periodic basis, as it shall determine, for any
               series or class of stock of the Corporation; to declare such dividends or distributions for any series or class of stock of the Corporation by means of a formula or other method of
               determination, at meetings held less frequently than the
               frequency of the effectiveness of such declarations; to
               establish payment dates for dividends or any other
               distributions for any series or class of stock of the
               Corporation on any basis, including dates occurring less
               frequently than the effectiveness of declarations thereof; and
               to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of shareholders of such series or class of stock  redeeming their entire ownership of shares.
          (h)  Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or
               cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or
               charges shall have been created shall have been paid or
               discharged or shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment or other asset owned or held by the Corporation, as to the number of shares of any class of stock outstanding, as to the income of the Corporation or as to any other matter relating to the determination of net asset value, the
               declaration of dividends or the issue, sale, redemption or other acquisition of shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.
EIGHTH:   (a)  To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General
               Corporation Law, no director or officer of the Corporation shall have any liability to the Corporation or its shareholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.
          (b)  The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland
               General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by by-law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.
           (c) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
          (d) References to the Maryland General Corporation Law in these Articles of Incorporation are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.
     IN WITNESS WHEREOF, I have signed these Amended Articles of Incorporation and acknowledge them to be my act on the 26th day of October, 1995.


                              /s/ C. Grant Anderson
                              C. Grant Anderson